NSAR ITEM 77O
VK Harbor Fund
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1       Adelphia Communications  SSB         5,008,000   0.668    1/17/01
    2       Ciena Corp           Goldman Sachs   1,300,000   0.217     2/5/01
    3       Cox Enterprises, Inc.  Merrill Lynch  8,000,000  1.778    2/15/01
    4       Duke Energy           Merrill Lynch   138,800,000  0.448  3/13/01
    5       PPL Corp.            FBC             48,000      0.240     5/3/01
    6       Charter Communications  Goldman Sachs  3,000,000  0.545   5/24/01
    7       Enzon               OPCO              4,000,000   0.100   6/20/01

Underwriters for #1
Salomon Smith Barney
Bank of America Securities LLC


Underwriters for #2
Goldman Sachs & Co.
Morgan Stanley Dean Witter
Banc of America Securities LlC
Robertson Stephens


Underwriters for #3
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Securities LLC
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
ABN AMRO Rothschild LLC
Fleet Securities, Inc.
J.P. Morgan Securities Inc.
SG Cowen Securities Corporation


Underwriters for #4
Morgan Stanley & Co. Incorporated
Merrill Lunch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.


Underwriters for #5
Morgan Stanley Dean Witter
Credit Suisse First Boston
First Union Securities, Inc.
Goldman,Sachs & Co.
Merrill Lynch & Co.
UBS Warburg



Underwriters for #6
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Credit Lyonnais Securities (USA) Inc.
Fleet Securities, Inc.
BMO Nesbitt Burns
Dresdner Kleinwort Wasserstein Securities LLC


Underwriters for #7
Morgan Stanley
CIBC World Markets
Legg Mason Wood Walker
SG Cowen Securities Corp.